EXHIBIT 23.2


   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Employee Stock Option Plan and the 2005 Stock Plan of Overhill Farms, Inc. of our report dated December 10, 2004, with respect to the consolidated financial statements and schedule of Overhill Farms, Inc. included in its Annual Report (Form 10-K) for the year ended September 26, 2004, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Los Angeles, California
July 27, 2005